Exhibit 31.2
NOVELLUS SYSTEMS, INC.
CERTIFICATION
     I, William H. Kurtz, certify that:
1.	I have reviewed this quarterly report on Form 10-Q/A of Novellus Systems, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: November 28, 2006	By:	/s/ William H. Kurtz
William H. Kurtz
Executive Vice President and Chief Financial Officer (Principal Financial Officer)